EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2004 relating to the financial statements and financial statement schedule which appears in Alabama Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
December 7, 2004